EXHIBIT 99.1

INTERLAND ANNOUNCES STRATEGIC CHANGES DESIGNED TO IMPROVE FINANCIAL RESULTS

ATLANTA, Oct. 18, 2005 (PRIMEZONE) -- Interland (Nasdaq:INLD), a leading provider of websites and online services for small and medium-sized businesses, today announced that it has made several strategic changes designed to improve its financial results, add transparency to its business and decrease costs. In particular, the company announced a reduction in personnel, a new fiscal year and a change in the officer structure of the company.

"Since joining Interland in early August, it has been my goal to turn around the company, improve its financial position and increase shareholder value," said Jeffrey M. Stibel, President and CEO of Interland. "We took a hard look at the business and determined that today's strategic changes were necessary and prudent for the overall health of the company. The decision to re-size our employee base was extremely difficult, however it was needed to streamline operations and increase operating efficiencies."

To improve costs and operating efficiencies, Interland has trimmed its employee base by approximately 38 percent, which includes the previously announced reduction of 139 employees from the sale of its dedicated server assets to Peer 1 Network. These changes will take place by the end of the calendar year and will result in cost savings moving forward. After giving effect to these reductions, Interland's approximate employee count will stand at 280.

In addition, Interland will begin preparing its financial reports on a calendar year basis starting January 1, 2006. Interland intends to change its fiscal year from an August 31st year end, to a December 31st year end which the company believes will help increase transparency. Consequently, Interland anticipates filing a Form 10-Q report for the quarter ending November 30, 2005 (which would have been the first fiscal quarter under the old fiscal year) as well as an interim financial report for the Transition Period ending December 31, 2005.

Finally, Interland has changed its corporate officer structure. Interland has reduced the number of executive officers from seven to four. The executive officers now include its President and Chief Executive Officer, Jeffrey M. Stibel; Chief Financial Officer, Gonzalo Troncoso; General Counsel, Jonathan Wilson; and Chief Operations Officer, Richard Pitrolo.

For further information, please refer to the Company's Form 8-K.



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About Interland

Interland, Inc. (Nasdaq:INLD) is a leading provider of websites and online services focused on helping small and medium-sized businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, ecommerce, application hosting, website development, online marketing and optimization tools. For more information about Interland, please visit www.interland.com or call at 800-336-9883.


Forward-looking Statements

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our expectation that the strategic changes will improve financial results, add transparency, and decrease costs; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the risks inherent in integrating a new Chief Executive Officer into a business; the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

CONTACT:  Interland
          Peter Delgrosso
          404-260-2500
          pdelgrosso@interland.com